Exhibit No   16.1

16.1	Letter from Seale and Beers, CPA’s, dated October 20, 2009, to the Securities and Exchange Commission regarding statements included in this Form 8-KA

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

October 20, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Pana-Minerales S.A.. (the "Company") and has not issued any opinion or reviewed any of the Registrant’s financial statements since our appointment on August 3, 2009.  Effective August 28, 2009, we were dismissed from the Company as principal accountants.  We have read the Company's statements included its Form 8-K/A dated October 20, 2009, and we agree with such statements contained therein.

Sincerely,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, NV

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 South Jones Blvd., Suite 202, Las Vegas, NV 89107 888-727-8251 Fax 888-782-2351